Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

(in millions, except per share data and as noted)	2005 Q4	2005 Q3	2005 Q2	2005 Q1	2004 Q4
Earnings (Reported Basis)
Net Interest Income	$1,037.0	$910.2	$872.5	$860.5	$784.6
Non-Interest Income	1,665.5 (3)	1,594.6 (2)	1,582.0	1,516.0	1,521.5 (1)

Total Revenue(4)	2,702.5	2,504.8	2,454.5	2,376.5	2,306.1
Provision for Loan Losses	565.7	374.2 (2)	291.6	259.6	467.1
Marketing Expenses	447.4	343.7	277.0	311.8	511.1
Operating Expenses	1,241.7 (5)	1,021.9	1,058.6	1,016.1	1,045.4

Income Before Taxes	447.7	765.0	827.3	789.0	282.5
Tax Rate	37.3%	35.8%	35.8%	35.8%	30.9%
Net Income	$280.3 (6)	$491.1	$531.1	$506.6	$195.1

Common Share Statistics
Basic EPS	$1.01	$1.88	$2.10	$2.08	$0.82
Diluted EPS	$0.97	$1.81	$2.03	$1.99	$0.77
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$46.97	$41.40	$39.51	$35.62	$33.99
Stock Price Per Share (period end)	$86.40	$79.52	$80.01	$74.77	$84.21
Total Market Capitalization (period end)	$25,989.1	$21,200.0	$21,082.6	$18,849.5	$20,783.0
Shares Outstanding (period end)	300.8	266.6	263.5	252.1	246.8
Shares Used to Compute Basic EPS	278.8	260.9	252.6	244.0	239.2
Shares Used to Compute Diluted EPS	287.7	270.7	261.7	255.2	253.0

Reported Balance Sheet Statistics (period avg.)
Average Loans	$48,701	$38,556	$38,237	$38,204	$36,096
Average Earning Assets	$66,624	$53,453	$51,694	$50,898	$49,500
Average Assets	$74,443	$59,204	$56,963	$56,288	$53,339
Average Equity	$12,528	$10,802	$8,925	$8,568	$8,221
Return on Average Assets (ROA)	1.51%	3.32%	3.73%	3.60%	1.46%
Return on Average Equity (ROE)	8.95%	18.19%	23.80%	23.65%	9.49%

Reported Balance Sheet Statistics (period end)
Loans	$59,848	$38,852	$38,611	$37,959	$38,216
Total Assets	$88,701	$60,425	$56,996	$55,632	$53,747
Loan growth	$20,996	$241	$652	$(257)	$3,055
% Loan Growth Q Over Q (annualized)	216%	2%	7%	(3)%	35%
% Loan Growth Y Over Y	57%	10%	12%	14%	16%

Revenue & Expense Statistics (Reported)
Net Interest Income Growth (annualized)	56%	17%	6%	39%	5%
Non Interest Income Growth (annualized)	18%	3%	17%	(1)%	(5)%
Revenue Growth (annualized)	32%	8%	13%	12%	(2)%
Net Interest Margin	6.23%	6.81%	6.75%	6.76%	6.34%
Revenue Margin	16.23%	18.74%	18.99%	18.68%	18.64%
Risk Adjusted Margin (7)	13.52%	16.18%	16.49%	16.08%	15.85%
Operating Expense as a % of Revenues	45.95%	40.80%	43.13%	42.76%	45.33%
Operating Expense as a % of Avg Loans (annualized)	10.20%	10.60%	11.07%	10.64%	11.58%

Asset Quality Statistics (Reported)
Allowance	$1,790	$1,447 (2)	$1,405	$1,440	$1,505
30+ Day Delinquencies	$1,879	$1,497	$1,400	$1,319	$1,472
Net Charge-Offs	$451	$342	$324	$330	$345
Allowance as a % of Reported Loans	2.99%	3.72%	3.64%	3.79%	3.94%
Delinquency Rate (30+ days)	3.14%	3.85%	3.62%	3.47%	3.85%
Net Charge-Off Rate	3.70%	3.55%	3.39%	3.46%	3.82%

(1)	Includes a $41.1 million gain resulting from the sale of the French loan portfolio in Q4 2004.

(2)	Includes a $15.6 million write-down for retained interests and a $28.5 million build in the allowance for loan losses related to the impact of the Gulf Coast Hurricanes. This also includes a $48.0 million write-down for retained interests and a $27.0 million build in the allowance related to the spike in bankruptcies experienced immediately before The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 became effective in October 2005.

(3)	Includes a $34.0 million gain from the sale of previously purchased charged-off loan portfolios.

(4)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q4 2005 - $227.9, Q3 2005 - $255.6, Q2 2005 - $259.8, Q1 2005 - $243.9 and Q4 2004 - $276.8.

(5)	Includes a $28.2 million impairment charge related to our insurance business in Global Financial Services and a $20.6 million prepayment penalty for the refinancing of the McLean Headquarters facility.

(6)	The operations of Hibernia contributed $30.6 million to net income. Capital One also spent $2.3 million in integration costs during the quarter. See Impact of Hibernia Corporation Acquisition schedule.

(7)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS(1)

(in millions)	2005 Q4	2005 Q3	2005 Q2	2005 Q1	2004 Q4
Earnings (Managed Basis)
Net Interest Income	$2,075.2	$1,931.2	$1,830.3	$1,818.8	$1,701.8
Non-Interest Income	1,243.4 (4)	1,099.8 (3)	1,144.8	1,071.4	1,099.0 (2)

Total Revenue(5)	3,318.6	3,031.0	2,975.1	2,890.2	2,800.8
Provision for Loan Losses	1,181.8	900.4 (3)	812.2	773.3	961.8
Marketing Expenses	447.4	343.7	277.0	311.8	511.1
Operating Expenses	1,241.7 (6)	1,021.9	1,058.6	1,016.1	1,045.4

Income Before Taxes	447.7	765.0	827.3	789.0	282.5
Tax Rate	37.3%	35.8%	35.8%	35.8%	30.9%
Net Income	$280.3 (7)	$491.1	$531.1	$506.6	$195.1

Managed Balance Sheet Statistics (period avg.)
Average Loans	$94,241	$83,828	$82,472	$81,652	$76,930
Average Earning Assets	$110,096	$96,696	$94,075	$92,477	$88,461
Average Assets	$119,406	$103,913	$100,640	$99,283	$93,574
Return on Average Assets (ROA)	0.94%	1.89%	2.11%	2.04%	0.83%

Managed Balance Sheet Statistics (period end)
Loans	$105,527	$84,768	$82,951	$81,592	$79,861
Total Assets	$133,786	$105,743	$100,757	$98,724	$94,792
Loan Growth	$20,759	$1,817	$1,359	$1,731	$4,404
% Loan Growth Q over Q (annualized)	98%	9%	7%	9%	23%
% Loan Growth Y over Y	32%	12%	13%	14%	12%
Tangible Assets (8)	$129,484	$105,007	$100,017	$97,976	$94,440
Tangible Capital (9)	$9,994	$10,400	$9,771	$8,940	$8,730
Tangible Capital to Tangible Assets Ratio	7.72%	9.90%	9.77%	9.12%	9.24%
Number of Accounts (000s)(10)	49,113	49,192	48,861	49,062	48,573
% Off-Balance Sheet Securitizations	43%	54%	53%	53%	52%
% at Introductory Rate (10)	8%	6%	6%	6%	7%

Revenue & Expense Statistics (Managed)
Net Interest Income Growth (annualized)	30%	22%	3%	28%	8%
Non Interest Income Growth (annualized)	52%	(16)%	27%	(10)%	0%
Revenue Growth (annualized)	38%	8%	12%	13%	4%
Net Interest Margin	7.54%	7.99%	7.78%	7.87%	7.70%
Revenue Margin	12.06%	12.54%	12.65%	12.50%	12.66%
Risk Adjusted Margin (11)	8.18%	8.95%	9.06%	8.85%	8.87%
Operating Expense as a % of Revenues	37.42%	33.71%	35.58%	35.16%	37.33%
Operating Expense as a % of Avg Loans (annualized)	5.27%	4.88%	5.13%	4.98%	5.44%

Asset Quality Statistics (Managed)
30+ Day Delinquencies	$3,424	$3,164	$2,893	$2,812	$3,054
Net Charge-Offs	$1,067	$868	$845	$844	$840
Delinquency Rate (30+ days)	3.24%	3.73%	3.49%	3.45%	3.82%
Net Charge-Off Rate	4.53%	4.14%	4.10%	4.13%	4.37%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

(2)	Includes a $41.1 million gain resulting from the sale of the French loan portfolio in Q4 2004

(3)	Includes a $15.6 million write-down for retained interests and a $28.5 million build in the allowance for loan losses related to the impact of the Gulf Coast Hurricanes. This also includes a $48.0 million write-down for retained interests and a $27.0 million build in the allowance related to the spike in bankruptcies experienced immediately before The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 became effective in October 2005.

(4)	Includes a $34.0 million gain from the sale of previously purchased charged-off loan portfolios.

(5)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q4 2005 - $227.9, Q3 2005 - $255.6, Q2 2005 - $259.8, Q1 2005 - $243.9 and Q4 2004 - $276.8.

(6)	Includes a $28.2 million impairment charge related to our insurance business in Global Financial Services and a $20.6 million prepayment penalty for the refinancing of the McLean Headquarters facility.

(7)	The operations of Hibernia contributed $30.6 million to net income. Capital One also spent $2.3 million in integration costs during the quarter.

(8)	Includes managed assets less intangible assets.

(9)	Includes stockholders’ equity and preferred interests for all periods presented, 80% of mandatory convertible securities for all periods prior to Q2 2005, less intangible assets. Tangible Capital on a reported and managed basis is the same.

(10)	Does not include the accounts or loan balances of Hibernia Corporation.

(11)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

IMPACT OF HIBERNIA CORPORATION (HIB) ACQUISITION

	Q4 2005			2005
(in millions, except per share data and as noted)	COF	HIB (1)	COF w/out HIB	COF	HIB (1)	COF w/out HIB
Earnings (Reported Basis)
Total Revenue	$2,702.5	$163.2	$2,539.3	$10,038.3	$163.2	$9,875.1
Provision for Loan Losses	565.7	11.1	554.6	1,491.1	11.1	1,480.0
Total Non-interest Expense	1,689.1	108.1	1,581.0	5,718.3	108.1	5,610.2
Net Income	$280.3	$30.6	$249.7	$1,809.1	$30.6	$1,778.5

Common Share Statistics
Diluted EPS	$0.97		$0.92	$6.73		$6.72
Shares Used to Compute Diluted EPS	287.7		271.1	268.9		264.7

Reported Balance Sheet Statistics (period end)
Liquidity Portfolio (2)	$16,399	$5,879	$10,520	$16,399	$5,879	$10,520
Loans	$59,848	$16,325	$43,523	$59,848	$16,325	$43,523
Less: Allowance for loan losses	$(1,790)	$(214)	$(1,576)	$(1,790)	$(214)	$(1,576)

Net Loans	$58,058	$16,111	$41,947	$58,058	$16,111	$41,947
Goodwill	$3,906	$3,188	$718	$3,906	$3,188	$718
Core deposit intangible	$371	$371	$—	$371	$371	$—
Deposits (3)	$47,933	$21,671	$26,262	$47,933	$21,671	$26,262
Debt (4)	$22,278	$2,308	$19,970	$22,278	$2,308	$19,970

Return on Average Assets (ROA) (period avg.)
ROA (Reported)	1.51%		1.67%	2.95%		3.08%
ROA (Managed)	0.94%		0.95%	1.72%		1.75%

Managed Balance Sheet Statistics (period end)
Loans	$105,527	$16,325	$89,202	$105,527	$16,325	$89,202

Revenue & Expense Statistics
Revenue Margin (Reported)	16.23%		18.44%	18.09%		18.78%
Revenue Margin (Managed)	12.06%		12.81%	12.46%		12.67%

Asset Quality Statistics
Delinquency Rate (30+ days) (Reported)	3.14%		3.99%	3.14%		3.99%
Delinquency Rate (30+ days) (Managed)	3.24%		3.68%	3.24%		3.68%
Net Charge-Off Rate (Reported)	3.70%		4.29%	3.55%		3.70%
Net Charge-Off Rate (Managed)	4.53%		4.89%	4.25%		4.34%

(1)	As of December 31, 2005 and for the period November 16, 2005 through December 31,2005.

(2)	Includes federal funds sold and resale agreements, interest-bearing deposits at other banks, and securities available for sale.

(3)	Includes non-interest bearing and interest-bearing deposits.

(4)	Includes senior and subordinated notes and other borrowings.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS(1)

(in thousands)	2005 Q4	2005 Q3	2005 Q2	2005 Q1	2004 Q4
Segment Statistics
US Card:
Net interest income	$1,183,794	$1,207,832	$1,151,692	$1,250,638	$1,158,773
Non-interest income	844,286	851,036	846,720	779,415	823,012
Provision for loan losses	767,103	483,759	539,211	489,036	649,862
Non-interest expenses	892,521	833,925	794,012	836,142	1,016,384
Income tax provision (benefit)	131,415	259,414	232,816	246,706	113,594

Net income (loss)	$237,041	$481,770	$432,373	$458,169	$201,945

Loans receivable	$49,463,522	$46,291,468	$46,408,912	$46,629,763	$48,609,571
Net charge-off rate	5.70%	4.69%	4.90%	4.73%	4.93%
Delinquency Rate (30+ days)	3.44%	3.86%	3.60%	3.66%	3.97%
Purchase Volume (2)	$21,209,357	$18,932,798	$17,946,667	$15,598,314	$17,799,996
Auto Finance:
Net interest income	$314,024	$300,102	$285,744	$249,507	$207,379
Non-interest income	(1,358)	3,005	6,964	11,339	13,690
Provision for loan losses	161,651	185,219	20,330	92,313	88,408
Non-interest expenses	138,412	129,719	124,584	113,765	93,482
Income tax provision (benefit)	4,512	(4,141)	51,728	19,169	14,104

Net income (loss)	$8,091	$(7,690)	$96,066	$35,599	$25,075

Loans receivable	$16,372,019	$15,730,713	$14,520,216	$13,292,953	$9,997,497
Net charge-off rate	3.32%	2.54%	1.74%	2.89%	3.87%
Delinquency Rate (30+ days)	5.71%	4.65%	4.09%	3.51%	5.50%
Auto Loan Originations (3)	$2,563,372	$3,217,209	$2,633,857	$2,033,162	$1,488,029
Global Financial Services:
Net interest income	$432,335	$423,629	$411,825	$412,733	$390,262
Non-interest income	250,349	273,067	265,499	233,841	240,781
Provision for loan losses	263,664	217,032	256,766	188,316	220,253
Non-interest expenses	410,670	356,254	378,278	351,476	368,020
Income tax provision (benefit)	1,299	41,521	15,621	36,309	13,561

Net income (loss)	$7,051	$81,889	$26,659	$70,473	$29,209

Loans receivable	$23,386,490	$22,770,803	$22,053,145	$21,683,102	$21,240,325
Net charge-off rate	4.33%	4.09%	3.89%	3.55%	3.30%
Delinquency Rate (30+ days)	2.83%	2.93%	2.93%	3.04%	2.81%
Other:
Net interest income	$145,043	$(368)	$(18,959)	$(94,118)	$(54,587)
Non-interest income	150,153	(27,301)	25,577	46,806	21,496
Provision for loan losses	(10,631)	14,324	(4,144)	3,627	3,277
Non-interest expenses	247,583	45,740	38,743	26,449	78,641
Income tax provision (benefit)	30,109	(22,913)	(4,001)	(19,709)	(53,908)

Net income (loss)	$28,135	$(64,820)	$(23,980)	$(57,679)	$(61,101)

Loans receivable	$16,305,460	$(25,301)	$(30,921)	$(13,826)	$13,906
Total:
Net interest income	$2,075,196	$1,931,195	$1,830,302	$1,818,760	$1,701,827
Non-interest income	1,243,430	1,099,807	1,144,760	1,071,401	1,098,979
Provision for loan losses	1,181,787	900,334	812,163	773,292	961,800
Non-interest expenses	1,689,186	1,365,638	1,335,617	1,327,832	1,556,527
Income tax provision (benefit)	167,335	273,881	296,164	282,475	87,351

Net income (loss)	$280,318	$491,149	$531,118	$506,562	$195,128

Loans receivable	$105,527,491	$84,767,683	$82,951,352	$81,591,992	$79,861,299
Net charge-off rate	4.53%	4.14%	4.10%	4.13%	4.37%
Delinquency Rate (30+ days)	3.24%	3.73%	3.49%	3.45%	3.82%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

(2)	Includes all purchase transactions net of returns and excludes cash advance transactions.

(3)	Includes all organic auto loan originations and excludes auto loans added through acquisitions.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended December 31, 2005

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures
Net interest income	$1,036,999	$1,038,197	$2,075,196
Non-interest income	$1,665,514	$(422,084)	$1,243,430
Total revenue	$2,702,513	$616,113	$3,318,626
Provision for loan losses	$565,674	$616,113	$1,181,787
Net charge-offs	$450,510	$616,113	$1,066,623
Balance Sheet Measures
Loans	$59,847,681	$45,679,810	$105,527,491
Total assets	$88,701,411	$45,084,125	$133,785,536
Average loans	$48,700,689	$45,540,551	$94,241,240
Average earning assets	$66,623,919	$43,472,273	$110,096,192
Average total assets	$74,443,344	$44,962,509	$119,405,853
Delinquencies	$1,879,008	$1,544,812	$3,423,820

(1)	Includes adjustments made related to the effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, issued April 2003.

(2)	The Managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	December 31 2005	September 30 2005	December 31 2004
Assets:
Cash and due from banks	$2,022,175	$812,330	$327,517
Federal funds sold and resale agreements	1,305,537	2,409,392	773,695
Interest-bearing deposits at other banks	743,555	1,380,880	309,999

Cash and cash equivalents	4,071,267	4,602,602	1,411,211
Securities available for sale	14,350,249	9,436,667	9,300,454
Loans	59,847,681	38,851,763	38,215,591
Less: Allowance for loan losses	(1,790,000)	(1,447,000)	(1,505,000)

Net loans	58,057,681	37,404,763	36,710,591
Accounts receivable from securitizations	4,904,547	6,126,282	4,081,271
Premises and equipment, net	1,191,406	768,198	817,704
Interest receivable	563,542	367,757	252,857
Goodwill	3,906,399	736,058	352,157
Other	1,656,320	982,190	821,010

Total assets	$88,701,411	$60,424,517	$53,747,255

Liabilities:
Non-interest-bearing deposits	$4,841,171	$91,684	$50,155
Interest-bearing deposits	43,092,096	26,772,538	25,636,802
Senior and subordinated notes	6,743,979	6,651,891	6,874,790
Other borrowings	15,534,161	11,613,179	9,637,019
Interest payable	371,681	350,842	237,227
Other	3,989,409	3,907,156	2,923,073

Total liabilities	74,572,497	49,387,290	45,359,066
Stockholders’ Equity:
Common stock	3,028	2,682	2,484
Paid-in capital, net	6,848,544	3,979,525	2,711,327
Retained earnings and cumulative other comprehensive income	7,384,144	7,124,900	5,741,131
Less: Treasury stock, at cost	(106,802)	(69,880)	(66,753)

Total stockholders’ equity	14,128,914	11,037,227	8,388,189

Total liabilities and stockholders’ equity	$88,701,411	$60,424,517	$53,747,255

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Year Ended
	December 31 2005	September 30 2005(1)	December 31 2004(1)	December, 31 2005	December, 31 2004(1)
Interest Income:
Loans, including past-due fees	$1,408,545	$1,228,160	$1,097,041	$5,010,839	$4,234,420
Securities available for sale	119,189	87,978	88,085	388,576	312,374
Other	106,364	88,477	64,204	327,466	247,626

Total interest income	1,634,098	1,404,615	1,249,330	5,726,881	4,794,420
Interest Expense:
Deposits	344,063	285,611	267,706	1,173,137	1,009,545
Senior and subordinated notes	103,836	98,309	116,419	421,218	486,812
Other borrowings	149,200	110,476	80,641	452,284	295,085

Total interest expense	597,099	494,396	464,766	2,046,639	1,791,442

Net interest income	1,036,999	910,219	784,564	3,680,242	3,002,978
Provision for loan losses	565,674	374,167	467,133	1,491,072	1,220,852

Net interest income after provision for loan losses	471,325	536,052	317,431	2,189,170	1,782,126
Non-Interest Income:
Servicing and securitizations	1,021,415	993,788	910,860	3,945,183	3,635,465
Service charges and other customer-related fees	376,223	355,871	374,048	1,493,690	1,482,658
Interchange	133,234	125,454	135,843	514,196	475,810
Other	134,642	119,503	100,824	405,036	306,224

Total non-interest income	1,665,514	1,594,616	1,521,575	6,358,105	5,900,157
Non-Interest Expense:
Salaries and associate benefits	459,788	414,348	382,646	1,749,738	1,642,721
Marketing	447,437	343,708	511,142	1,379,938	1,337,780
Communications and data processing	154,936	144,321	137,867	580,992	475,355
Supplies and equipment	98,761	86,866	92,827	355,734	349,920
Occupancy	54,554	39,426	55,994	152,090	206,614
Other	473,710	336,969	376,051	1,499,781	1,309,829

Total non-interest expense	1,689,186	1,365,638	1,556,527	5,718,273	5,322,219

Income before income taxes	447,653	765,030	282,479	2,829,002	2,360,064
Income taxes	167,335	273,881	87,351	1,019,855	816,582

Net income	$280,318	$491,149	$195,128	$1,809,147	$1,543,482

Basic earnings per share	$1.01	$1.88	$0.82	$6.98	$6.55

Diluted earnings per share	$0.97	$1.81	$0.77	$6.73	$6.21

Dividends paid per share	$0.03	$0.03	$0.03	$0.11	$0.11

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Reported

	Quarter Ended 12/31/05			Quarter Ended 9/30/05			Quarter Ended 12/31/04
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans	$48,700,689	$1,408,545	11.57%	$38,555,575	$1,228,160	12.74%	$36,096,481	$1,097,041	12.16%
Securities available for sale	11,683,013	119,189	4.08%	9,535,858	87,978	3.69%	9,741,355	88,085	3.62%
Other	6,240,217	106,364	6.82%	5,361,490	88,477	6.60%	3,662,512	64,204	7.01%

Total earning assets	$66,623,919	$1,634,098	9.81%	$53,452,923	$1,404,615	10.51%	$49,500,348	$1,249,330	10.10%

Interest-bearing liabilities:
Interest-bearing deposits	$34,737,934	$344,063	3.96%	$26,618,472	$285,611	4.29%	$25,580,044	$267,706	4.19%
Senior and subordinated notes	6,707,285	103,836	6.19%	6,683,533	98,309	5.88%	6,946,109	116,419	6.70%
Other borrowings	13,703,303	149,200	4.36%	10,698,216	110,476	4.13%	9,076,531	80,641	3.55%

Total interest-bearing liabilities	$55,148,522	$597,099	4.33%	$44,000,221	$494,396	4.49%	$41,602,684	$464,766	4.47%

Net interest spread			5.48%			6.02%			5.63%

Interest income to average earning assets			9.81%			10.51%			10.10%
Interest expense to average earning assets			3.58%			3.70%			3.76%

Net interest margin			6.23%			6.81%			6.34%

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Managed (1)

	Quarter Ended 12/31/05			Quarter Ended 9/30/05			Quarter Ended 12/31/04
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans	$94,241,240	$3,001,361	12.74%	$83,827,465	$2,784,301	13.29%	$76,929,973	$2,476,365	12.88%
Securities available for sale	11,683,013	119,189	4.08%	9,535,858	87,978	3.69%	9,741,355	88,085	3.62%
Other	4,171,939	55,410	5.31%	3,333,021	35,496	4.26%	1,789,742	16,940	3.79%

Total earning assets	$110,096,192	$3,175,960	11.54%	$96,696,344	$2,907,775	12.03%	$88,461,070	$2,581,390	11.67%

Interest-bearing liabilities:
Interest-bearing deposits	$34,737,934	$344,063	3.96%	$26,618,472	$285,611	4.29%	$25,580,044	$267,706	4.19%
Senior and subordinated notes	6,707,285	103,836	6.19%	6,683,533	98,309	5.88%	6,946,109	116,419	6.70%
Other borrowings	13,703,303	149,200	4.36%	10,698,216	110,476	4.13%	9,076,531	80,641	3.55%
Securitization liability	45,085,090	503,665	4.47%	44,814,893	482,184	4.30%	40,291,395	414,797	4.12%

Total interest-bearing liabilities	$100,233,612	$1,100,764	4.39%	$88,815,114	$976,580	4.40%	$81,894,079	$879,563	4.30%

Net interest spread			7.15%			7.63%			7.37%

Interest income to average earning assets			11.54%			12.03%			11.67%
Interest expense to average earning assets			4.00%			4.04%			3.97%

Net interest margin			7.54%			7.99%			7.70%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

News Release

1680 Capital One Drive McLean, VA 22102-3491

FOR IMMEDIATE RELEASE: January 19, 2006

Contacts:	Investor Relations	Media Relations
	Mike Rowen	Tatiana Stead	Julie Rakes
	703-720-2455	703-720-2352	804-284-5800

Capital One Reports Earnings for 2005

Company provides earnings guidance for 2006

McLean, Va. (January 19, 2006) – Capital One Financial Corporation (NYSE: COF) today announced earnings per share (diluted) for 2005 of $6.73. Additionally, the company provided earnings guidance for 2006 of between $7.40 and $7.80 per share (diluted).

Earnings were $1.8 billion, or $6.73 per share (diluted), for the year compared with $1.5 billion or $6.21 per share (diluted), in 2004. Earnings for the fourth quarter of 2005 were $280.3 million, or $.97 per share (diluted), compared with $195.1 million, or $.77 per share (diluted), for the fourth quarter of 2004, and $491.1 million, or $1.81 per share (diluted), in the previous quarter.

Current period results include a $30.6 million contribution to net income from the acquisition of Hibernia Corporation, which was completed on November 16, 2005.

“Capital One delivered another year of solid results across our diversified consumer financial services businesses and is well-positioned for continued growth and profitability in 2006,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “With the addition of Hibernia, we have further expanded our broad portfolio of lending and deposit products, as well as our distribution channels, to better serve our customers.”

Managed loans at December 31, 2005 were $105.5 billion, up $25.7 billion, or 32 percent, from December 31, 2004. This includes organic growth in the quarter of $4.4 billion and $16.3 billion of loans acquired through Hibernia. Excluding the impact of Hibernia, managed loans grew 12 percent in 2005, in line with expectations. The company expects that managed loans will grow at a rate of between 7 and 9 percent during 2006.

The managed charge-off rate increased to 4.53 percent in the fourth quarter of 2005 from 4.14 percent in the previous quarter, and 4.37 percent in the fourth quarter of 2004, principally driven by the unusually high volume of bankruptcy filings in October in advance

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Capital One Reports Fourth Quarter Earnings

of the effective date of the new bankruptcy legislation. The company built its allowance for loan losses by $126.6 million in the fourth quarter of 2005, driven largely by the growth in reported loans.

The managed delinquency rate (30+ days) decreased to 3.24 percent as of December 31, 2005, driven largely by the addition of Hibernia loans to the portfolio. The delinquency rate decreased from 3.73 percent as of the end of the previous quarter and from 3.82 percent as of December 31, 2004.

Capital One’s managed revenue margin decreased to 12.06 percent in the fourth quarter of 2005 from 12.54 percent in the previous quarter, primarily due to the addition of Hibernia’s loan portfolio. The company’s managed revenue margin was 12.66 percent in the fourth quarter of 2004. Return on managed assets for 2005 of 1.72 percent remained consistent with 1.73 percent in 2004.

“Expectations for continued steady growth in 2006 allow us to provide earnings guidance of between $7.40 and $7.80 per share (diluted) for 2006,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “We also expect continued stability in return on managed assets in 2006 as decreases in revenue margin are expected to be offset primarily by reductions in provision expense and also by reductions in operating costs as a percent of assets.”

Fourth quarter marketing expenses increased $103.7 million to $447.4 million from $343.7 million in the previous quarter and decreased $63.7 million from the fourth quarter of 2004. Marketing expenses for 2005 were $1.4 billion, up three percent over the $1.3 billion in marketing expenses in 2004.

Annualized operating expenses as a percentage of average managed loans increased to 5.27 percent in the fourth quarter of 2005, from 4.88 percent in the previous quarter and decreased from 5.44 percent in the fourth quarter of 2004.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and on its Form 8-K dated January 19, 2006 for 2006 earnings, return on

Capital One Reports Fourth Quarter Earnings

assets, loan growth rates, operating costs, and the company’s plans, objectives, expectations and intentions are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: continued intense competition from numerous providers of products and services which compete with our businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the company’s ability to continue to diversify its assets; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; changes in the reputation of the credit card industry and/or the company with respect to practices or products; the success of the company’s marketing efforts; the company’s ability to execute on its strategic and operating plans; and general economic conditions affecting interest rates and consumer income and spending, which may affect consumer bankruptcies, defaults, and charge-offs; the risks that the Hibernia businesses will not be integrated successfully and that the cost savings and other synergies from the Hibernia transaction may not be fully realized; the long-term impact of the Gulf Coast hurricanes on the impacted region, including the amount of property and credit losses, the amount of investment, including deposits, in the region, and the pace and magnitude of economic recovery in the region.

A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-Q for the quarter ended September 30, 2005.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose principal subsidiaries, Capital One Bank, Capital One, F.S.B., Capital One Auto Finance, Inc., and Hibernia National Bank (www.hibernia.com), offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One’s subsidiaries collectively had $47.9 billion in deposits and $105.5 billion in managed loans outstanding as of December 31, 2005. Capital One, a Fortune 500 company, trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

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NOTE: Fourth quarter 2005 financial results, SEC Filings, and fourth quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom right corner of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.